Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NATIONSHEALTH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	06-1688360
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

13650 NW 8th Street
Suite 109
Sunrise, Florida 33325
(954) 903-5000

(Address of Principal Executive Offices, including Zip Code and Telephone Number)

NationsHealth, Inc. 2005 Long-Term Incentive Plan

(Full Title of the Plan)

Glenn M. Parker, M.D.
Chief Executive Officer
NationsHealth, Inc.
13650 NW 8th Street
Suite 109
Sunrise, Florida 33325
(954) 903-5000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate Offering	Registration
Title of Securities to be Registered	Registered(1)	Per Share(2)	Price(2)	Fee
Common Stock, par value $0.0001 per share	2,100,000	$5.455	$11,455,500	$1,348.32

(1)	Plus such additional number of shares as may be required in the event of a stock dividend, split-up of shares or similar change in the Common Stock.

(2)	Estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h). The Plan establishes a purchase price equal to 100% of the fair market value of the Registrant’s Common Stock. Accordingly, the price per share and the aggregate offering price are based on $5.455 per share, the average of the high and low price per share of the Registrant’s Common Stock on the Small Cap Market of The Nasdaq Stock Market on July 12 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

     The following documents filed with the Commission by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 filed on March 25, 2005, as amended by Form 10-KSB/A filed on May 13, 2005;

(b)	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed on May 16, 2005;

(c)	The Current Reports on Form 8-K, filed on March 4, 2005, April 21, 2005, May 11, 2005, May 13, 2005 and June 17, 2005; and

(d)	The description of the Registrant’s Common Stock, par value $0.0001 per share, contained in the Section entitled “Description of Registrant’s Securities to Be Registered”, incorporated by reference from the Registrant’s definitive Proxy Statement filed on August 13, 2004 into the Registrant’s Amended Registration Statement on Form 8-A/A, filed with the Commission on September 8, 2004, including any amendment or report filed for the purpose of updating the description of the Registrant’s Common Stock.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the shares registered hereunder has been passed upon by McDermott Will & Emery LLP, Chicago, Illinois. As of the initial filing date of this registration statement, Ira Coleman, a partner of McDermott Will & Emery LLP had beneficial ownership with respect to 23,417 shares of the Registrant’s common stock.

Item 6. Indemnification of Directors and Officers.

     The Registrant’s Second Amended and Restated Certificate of Incorporation (the “Charter”), provides that to the extent permitted by the Delaware General Corporation Law (“DGCL”), directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the DGCL, however, states that such a provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to unlawful dividends, distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit.

     Section 145 of the DGCL empowers a Delaware corporation to indemnify its officers and directors and specific other persons to the extent and under the circumstances set forth therein.

     The Registrant’s Amended and Restated By-laws (the “By-laws”) provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed legal proceedings in which such person is involved by reason of the fact that he is or was a director, officer, employee or agent of the Registrant (or serving in any such capacity with another business organization at the request of the Registrant) if he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, such director, officer, employee or agent may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Registrant unless a court determines otherwise.

     The Registrant maintains insurance policies that insure its directors and officers against damages arising out of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as officers and directors.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See the Exhibit Index immediately following the signature pages, which is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

2

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida, on July 13, 2005.

NationsHealth, Inc.
By:	/s/ Timothy Fairbanks
	Name:	Timothy Fairbanks
	Title:	Chief Financial Officer

POWER OF ATTORNEY

     The undersigned directors and officers hereby constitute and appoint Glenn M. Parker, M.D. and Timothy Fairbanks, and each of them with full power to act without the other and with full power of substitution and resubstitution, as our true and lawful attorneys-in-fact and agents with full power to execute in our name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Form S-8 that are filed pursuant to the requirements of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm all that such attorneys-in fact and agents, or either of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of July 13, 2005.

Signature	Title

/s/ Arthur Spector Arthur Spector	Chairman of the Board and Director

/s/ Glenn M. Parker, M.D. Glenn M. Parker, M.D.	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Timothy Fairbanks Timothy Fairbanks	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ Lewis P. Stone Lewis P. Stone	President and Director

/s/ Don K. Rice Don K. Rice	Director

/s/ Elliot F. Hahn, Ph.D. Elliot F. Hahn, Ph.D.	Director

/s/ George F. Raymond George F. Raymond	Director

3

Signature	Title
/s/ Richard R. Howard Richard R. Howard	Director

/s/ Gary D. Small, D.P.M. Gary D. Small, D.P.M	Director

/s/ Raymond N. Steinman Raymond N. Steinman	Director

/s/ Michael D. Tabris Michael D. Tabris	Director

4

EXHIBIT INDEX

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of June 22, 2003, as amended on March 9, 2004 among Registrant and the Investors named therein. Filed as Exhibit 10.12 to the Registrant’s S-1/A Registration Statement (File No. 333-105388) filed on August 1, 2003 and incorporated herein by reference.

4.2	Stockholders Agreement, dated as of March 9, 2004, as amended on June 2, 2004 among Registrant, RGGPLS Holding, Inc. and GRH Holdings, L.L.C. Filed as Annex E to the Registrant’s Definitive Proxy Statement (File No. 000-50348) filed on August 13, 2004 and incorporated herein by reference.

4.3	Registration Rights Agreement, dated as of March 9, 2004, as amended on June 2, 2004, by and among Registrant, RGGPLS Holding, Inc., GRH Holdings, L.L.C., and Becton, Dickinson and the Registrant. Filed as Annex F to the Registrant’s Definitive Proxy Statement (File No. 000-50348) filed on August 13, 2004 and incorporated herein by reference.

4.4	Amended and Restated Governance Agreement, dated as of August 10, 2004, among Registrant, RGGPLS Holding, Inc., and Arthur Spector. Filed as Exhibit 5.02(a) to the Registrant’s Form 8-K (File No. 000-50348) filed September 7, 2004 and incorporated herein by reference.

4.5	Investment Unit Purchase Agreement, dated as of February 28, 2005, by and among Registrant, NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., MHR Capital Partners LP, OTQ LLC and MHR Capital Partners (100) LP. Filed as Exhibit 10.1 to the Registrant’s Form 8-K (File No. 000-50348) filed March 4, 2005 and incorporated herein by reference.

4.6	Registration Rights Agreement, dated as of February 28, 2005, by and among the Registrant and the Holders (as defined therein) of Registrable Securities (as defined therein). Filed as Exhibit 10.4 to the Registrant’s Form 8-K (File No. 000-50348) filed March 4, 2005 and incorporated herein by reference.

4.7	Stockholders Agreement, dated as of February 28, 2005, by and among the Registrant, RGGPLS Holding, Inc., GRH Holdings, L.L.C., MHR Capital Partners LP, OTQ LLC and MHR Capital Partners (100) LP. Filed as Exhibit 10.5 to the Registrant’s Form 8-K (File No. 000-50348) filed March 4, 2005 and incorporated herein by reference.

4.8	Consent and Waiver, dated as of February 28, 2005, by and among the Registrant and the stockholders of the Registrant named therein. Filed as Exhibit 10.6 to the Registrant’s Form 8-K (File No. 000-50348) filed March 4, 2005 and incorporated herein by reference.

5.1	Legal Opinion of McDermott Will & Emery LLP.

10.1	NationsHealth, Inc. 2005 Long-Term Incentive Plan. Filed as Exhibit 10.1 to the Registrant’s Form 8-K (File No. 000-50348) filed June 17, 2005 and incorporated herein by reference.

23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Rachlin Cohen & Holtz LLP independent registered public accounting firm.

24.1	Power of Attorney (included in the signature pages to this Registration Statement).